Exhibit 99.2

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES $100 MILLION INCREASE IN STOCK REPURCHASE PROGRAM

Westlake Village, CA – May 8, 2006 – ValueClick, Inc. (Nasdaq: VCLK) today announced that its board of directors has authorized a $100.0 million increase to its Stock Repurchase Program. As of today, up to $119.1 million of the Company’s capital may be used to purchase shares of the Company’s outstanding common stock under the Stock Repurchase Program. As of March 31, 2006, ValueClick’s balance sheet includes $260 million in cash, cash equivalents and marketable securities and no long-term debt.

“The increase in our Stock Repurchase Program emphasizes the confidence that management and the board of directors have in the Company’s current operational strength and prospects for the future,” said Jim Zarley, chairman and chief executive officer of ValueClick.

In September 2001, the board of directors authorized a $10 million Stock Repurchase Program to purchase outstanding shares of ValueClick common stock from time to time at prevailing market prices in the open market or through unsolicited negotiated transactions depending on market conditions. The Stock Repurchase Program was increased by the board of directors to $30 million in February 2002, to $50 million in July 2002, to $75 million in November 2002, and to $95 million in August 2004.

During the year ended December 31, 2005, the Company repurchased approximately 587,000 shares of its common stock under the Stock Repurchase Program. Since the initiation of the Stock Repurchase Program, the Company has repurchased approximately 25.7 million shares of the Company’s common stock for approximately $75.9 million.

Under the program, the purchases are funded from available working capital, and the repurchased shares may be retired, held in treasury or used for ongoing stock issuances such as issuances under employee stock plans. There is no guarantee as to the exact number of shares that will be repurchased by us and ValueClick may discontinue purchases at any time that management determines additional purchases are not warranted.

About ValueClick, Inc.
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and significant revenue for publishers. Through its individual brands, ValueClick’s performance-based solutions allow advertisers and publishers to reach their potential through all online marketing channels, including display advertising, affiliate marketing, lead generation, search, e-mail, and comparison shopping. ValueClick brands include Commission Junction, HiSpeed Media, Mediaplex, PriceRunner, ValueClick Media, and Webclients. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to successfully integrate its recently completed Fastclick and Webclients mergers, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including: its Annual Report on Form 10-K filed on March 31, 2006 and amendment to its Annual Report on Form 10-K/A filed on April 21, 2006; its current report on Form 8-K filed on February 27, 2006; recent quarterly reports on Form 10-Q and Form 10-Q/A, other current reports on Form 8-K; its amended registration statement on Form S-4, filed on September 27, 2005; and its final prospectus on Form 424B3 filed on September 28, 2005. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###